EXHIBIT (5)(I)
                              SUBADVISORY AGREEMENT
                                     BETWEEN
                              H.M. PAYSON & CO. AND
                              PEOPLES HERITAGE BANK


         AGREEMENT made as of the 5th day of December, 1997, between H.M. Payson & Co. ("Payson"), a corporation organized under the law of the State of Maine with its principal place of business at One Portland Square, Portland, Maine, and Peoples Heritage Bank, (the "Subadviser"), a bank organized under the law of the State of Maine with its principal place of business at One Portland Square, Portland, Maine.

         WHEREAS, the Trust is registered under the Investment Company Act of 1940, as amended, (the "Act") as an open-end management investment company and is authorized to issue its shares in separate series and classes; and

         WHEREAS, Payson has entered into an investment advisory agreement dated as of the 5th day of December 1997 ("Advisory Agreement") with Forum Funds (the "Trust"), a business trust organized under the law of the State of Delaware with its principal place of business at Two Portland Square, Portland, Maine 04101;

         WHEREAS, under the Advisory Agreement, and subject to the direction and control of the Board of Trustees of the Trust ("Board"), Payson has agreed to provide investment advisory and other services specified in the Advisory Agreement for the investment portfolio or portfolios of the Trust listed on Schedule A hereto (the "Fund" or "Funds"), each a separate series of the Trust;

         WHEREAS, the Subadviser is engaged in the business of rendering investment advice, and, as a bank, is exempt from registration as an investment adviser under the Investment Advisers Act of 1940, as amended ("Adviser Act"); and

         WHEREAS, Payson is authorized by the Advisory Agreement to select the Fund subadviser and desires to retain the Subadviser to perform investment advisory and other services for the Fund, and the Subadviser is willing to provide those services on the terms and conditions set forth in this Agreement.

         NOW THEREFORE, Payson and the Subadviser agree as follows:

         SECTION 1.  APPOINTMENT AND DELIVERY OF DOCUMENTS

         (a) Payson hereby appoints the Subadviser as investment subadviser for the Fund(s) for the period and on the terms set forth in this Agreement. The Subadviser accepts this appointment and agrees to render its services as investment subadviser for the compensation set forth herein.

         (b) Payson has delivered copies of each of the following documents, which it has received from the Trust, and will from time to time furnish the Subadviser with any supplements or amendments to such documents that it receives from the Trust:

                  (1) the Trust Instrument of the Trust, as in effect on the date hereof and as amended from time to time ("Trust Instrument");

                  (2) the Bylaws of the Trust as in effect on the date hereof and as amended from time to time ("Bylaws");

                  (3) the Registration Statement under the Act and the Securities Act of 1933 (the "Securities Act"), as filed with the Securities and Exchange Commission (the "Commission"), relating to the Fund and its shares and all amendments thereto ("Registration Statement");

                  (4)  the   prospectus(es)   and   statement(s)  of  additional
information relating to the Fund(s) ("Prospectus"); and,

                  (5) all proxy statements, reports to shareholders, advertising or other materials prepared for distribution to Fund shareholders or the public, that refer to the Subadviser or its clients.

         Payson shall furnish the Subadviser with any further documents, materials or information that the Subadviser may reasonably request and that Payson is able to obtain from the Trust to enable Subadviser to perform its duties under this Agreement.

         SECTION 2.  DUTIES OF THE SUBADVISER

         (a) Subject to the direction, control and supervision of the Board and Payson, the Subadviser shall assist in directing the investments of the Fund and shall assist in making decisions with respect to all purchases and sales of securities and other investment assets in the Fund. To carry out such decisions, the Subadviser is hereby authorized, as agent and attorney-in-fact for Payson, for the account of, and in the name of the Trust, to place orders and issue instructions with respect to those transactions of the Fund. In all purchases, sales and other transactions in securities for the Fund, the Subadviser is authorized to exercise full discretion and act for the Trust in the same manner and with the same force and effect as Payson could do with respect to such purchases, sales or other transactions, as well as with respect to all other things necessary or incidental to the furtherance or conduct of such purchases, sales or other transactions.

         (b)  The  Subadviser   will  provide  to  the  Board  and  Payson  such
information, reports, evaluations, analyses and opinions prior to or at each meeting of the Board as the Board or

Payson may reasonably request. On its own initiative, the Subadviser shall provide the Board andPayson from time to time information that the Subadviser believes appropriate, including, but not limited to, information concerning the individual companies whose securities are included in the Fund's holdings, the industries in which they engage, or the economic, social or political conditions prevailing in each country in which the Fund maintains investments. The
Subadviser shall also advise the Board and Payson of important developments affecting the Trust, the Fund and the Subadviser.

         (c) In assisting in making purchases and sales of securities for the Fund , and otherwise performing its duties hereunder, the Subadviser will comply with the Act and the rules and regulations thereunder, all other applicable federal and state laws and regulations, the policies set from time to time by the Board or Payson as well as the limitations imposed by the Trust Instrument, Bylaws, Registration Statement, prospectus, and the Internal Revenue Code of 1986, as amended, in respect of regulated investment companies and the investment objective, policies and restrictions of the Fund. Without limiting the foregoing, the Subadviser agrees that, in placing orders with broker-dealers for the purchase or sales of portfolio securities, it shall attempt to obtain quality execution at favorable security prices; provided that, consistent with section 28(e) of the Securities and Exchange Act of 1934 (the "Exchange Act"), the exercise of the Subadviser's fiduciary duties under this Subadvisory Agreement, and any other applicable law, the Subadviser may allocate brokerage on behalf of the Fund to broker-dealers who provide research services and may cause the Fund to pay these broker-dealers a higher amount of commission than may be charged by other broker-dealers, subject to the Subadviser's determining in good faith that such commission is reasonable in terms either of the particular transaction or of the overall responsibility of the Subadviser to the Fund and its other clients and that the total commissions paid by the Fund will be reasonable in relation to the benefits to the Fund over the long term. In no instance will portfolio securities be purchased from or sold to the Subadviser, or any affiliated person thereof, except in accordance with the federal securities laws and the rules and regulations thereunder. The Subadviser may aggregate sales and purchase orders of the assets of the Fund with similar orders being made simultaneously for other accounts advised by the Subadviser or its affiliates. Whenever the Subadviser simultaneously places orders to purchase or sell the same security on behalf of the Fund and one or more other accounts advised by the Subadviser, the orders will be allocated as to price and amount among all such accounts in a manner believed to be equitable over time to each account.

         (d) The Subadviser may from time to time employ or associate with such persons as the Subadviser believes to be particularly fitted to assist in the execution of the Subadviser's duties under this Agreement, the cost of performance of such duties to be borne and paid by the Subadviser, provided that absent preapproval by Payson, the Subadviser shall not delegate its duties under this Agreement to another subadviser. No obligation may be incurred on behalf of either Payson or the Trust in any such respect.

         (e) The Subadviser will maintain records relating to its portfolio transactions and placing and allocation of brokerage orders as are required to be maintained by the Trust or Payson under the Act. The Subadviser shall prepare and maintain, assist in preparing and maintaining, or cause to be prepared and maintained, in such form, for such periods and in such locations as may be required by applicable law, all documents and records relating to the services provided by the Subadviser required to be prepared and maintained by the Trust or Payson under the Act and the rules and regulations thereunder, the rules and regulations of any national, state, or local government entity with jurisdiction over the Trust, including the Commission and the Internal Revenue Service, including but not limited to, records relating to Fund transactions and the placing and allocation of brokerage orders. The books and records pertaining to the Trust that are in possession of the Subadviser shall be the property of the Trust. The Trust or Payson, or their authorized representatives, shall have access to such books and records at all times during the Subadviser's normal business hours. Upon the reasonable request of the Trust or Payson, copies of any such books and records shall be provided promptly by the Subadviser to the Trust and Payson or their authorized representatives.

         (f) The Subadviser shall provide the Trust's custodian and fund accountant on each business day with such information relating to all transactions effected by the Subadviser concerning the Fund's assets as the custodian and fund accountant may reasonably require. In accordance with procedures adopted by the Board, as amended from time to time, the Subadviser is responsible for assisting in the fair valuation of all portfolio securities and will use its reasonable efforts to assist in arranging for the provision of a price(s) from a party(ies) independent of Payson and the Subadviser for each portfolio security for which the custodian does not obtain prices in the ordinary course of business from an automated pricing service.

         (g) To the extent consistent with all applicable federal and/or state laws and regulations, the Subadviser shall authorize and permit any of itsdirectors and officers who may be elected as trustees or officers of the Trust to serve in the capacities in which they are elected.

         SECTION 3.  EXPENSES

         (a) The Subadviser shall waive its fee, where required, to ensure that the Fund's expense ratio does not exceed any expense limit described in the prospectus or applicable to the Fund under the laws or regulations of any state in which Fund shares are qualified for sale (reduced pro rata for any portion of less than a year). In the event that the Subadviser is required to waive its fee hereunder with respect to the Fund, and Payson is required to waive its fee under the Advisory Agreement with respect to such Fund, the amount of the fee to be waived by each party shall be proportionate to the fees otherwise payable to each party with respect to such Fund.

         (b) If the Fund's expense ratio exceeds the expense limits described in subsection (a) above after the Subadviser has waived its fees, the Subadviser shall be responsible for that portion of the Fund's net expenses that exceed any expense limit described in the prospectus and the Fund's net expenses (except interest, taxes, brokerage, fees and other expenses paid by the Fund in accordance with an effective plan under Rule 12b-1 under the Act and organization expenses, all to the extent such exceptions are permitted by applicable state law and regulation) incurred by the Fund during each of the Fund's fiscal years or portion thereof that this Agreement is in effect which, as to the Fund, in any such year exceeds any expense limits applicable to the Fund under the laws or regulations of any state in which Fund shares are qualified for sale (reduced pro rata for any portion of less than a year). In the event that the Subadviser is responsible for a portion of the Fund's net expenses as described above, and Payson is responsible for a portion of such Fund's net expenses under the Advisory Agreement, the Subadviser shall be solely responsible for the payment of such expenses and shall promptly reimburse Payson for any share of such expenses paid by it.


         SECTION 4.  STANDARD OF CARE

         The Subadviser shall use its best judgment and efforts in rendering the services described in this Agreement. The Subadviser shall not be liable to or Payson for any action or inaction of the Subadviser in the absence of bad faith, willful misconduct or gross negligence or based upon information, instructions or requests with respect to the Fund made to the Subadviser by a duly authorized officer of the Trust or Payson. The Subadviser shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement caused by circumstances beyond its reasonable control. Payson shall not be liable to the Subadviser for any action or inaction of Payson in the absence of bad faith, willful misconduct or gross negligence or based upon information, instructions or requests with respect to the Fund made to Payson by a duly authorized officer of the Subadviser. Payson shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement caused by circumstances beyond its reasonable control.

         Each party hereto (the "indemnifying party") agrees to indemnify, defend and hold harmless the other party hereto, and each of its officers, employees, managing directors, directors and agents (collectively the "indemnified party"), from and against any and all costs, damages, liabilities and expenses incurred by or imposed upon the indemnified party in connection with any pending or threatened action, suit or proceeding, whether civil, criminal, administrative, or investigative (including any arbitration or other dispute resolution proceeding), in which the indemnified party may be involved resulting from, caused by or by reason of any action or inaction of the indemnifying party in breach of the standard of care described in the proceeding paragraph. Indemnified expenses include, without limitation, attorneys' fees, costs of investigation, expert witness fees, judgments, fines, amounts paid in settlement, and other similar or related expenses reasonably incurred by the indemnified party in connection with the action, suit or proceeding.

         SECTION 5.  COMPENSATION

         In consideration of the foregoing, Payson shall pay the Subadviser, with respect to the Fund, a fee at an annual rate as listed in Schedule A to this Agreement. These fees shall be accrued daily and payable monthly in arrears on the first (1st) business day of each calendar month for services performed hereunder during the prior calendar month. The Subadviser's reimbursement, if any, of the Fund's expenses as provided in Section 3 hereof, shall be estimated and accrued daily and paid to the Trust monthly, in arrears, at the same time as Payson's payment to the Subadviser for such month. The obligation of Payson to pay the Subadviser hereunder with respect to the Fund shall be dependent on Payson being paid by the Trust the fee that it is entitled to under the Advisory Agreement with respect to such Fund.


         SECTION 6.  EFFECTIVENESS, DURATION AND TERMINATION

         (a) With respect to the Fund, this Agreement shall become effective upon the date first written above; provided that it shall not take effect until approved by: (1) a majority of the Trust's Trustees, including a majority of the Trustees who are not interested persons of the Trust; and (2) to the extent required under section 15(a) of the Act, a majority of the outstanding voting securities of the Fund to which this Agreement pertains, voting separately by Fund.

         (b) This  Agreement  shall remain in effect for a period of twenty-four
(24) months from the date of its effectiveness and shall continue in effect for successive twelve (12) month periods (computed from each anniversary date of approval) or for such shorter period as may be specified by the Board in giving its approval as provided below; provided that such continuance is specifically approved at least annually: (1) by the Board or by the vote of a majority of the outstanding voting securities of the Fund; and, in either case, (2) by a majority of the Trust's Trustees who are not parties to this Agreement or interested persons of any such party (other than as Trustees of the Trust); provided further, however, that if the continuation of this Agreement is not approved, the Subadviser may continue to render the services described herein in the manner and to the extent permitted by the Act and the rules and regulations thereunder. The annual approvals provided for herein shall be effective to continue this Agreement from year to year (or such shorter period referred to above) if given within a period beginning not more than sixty (60) days prior to such anniversary, notwithstanding the fact that more than three hundred sixty-five (365) days may have elapsed since the date on which such approval was last given.
         (c) This Agreement may be terminated at any time, without the payment of any penalty: (1) by Payson, upon approval of the Board, by the Board, or by a vote of a majority of the outstanding voting securities of the Fund, in each case on sixty (60) days' written notice to Subadviser; or (2) by the Subadviser on sixty (60) days' written notice to the Trust, with copies to Payson and each of the Trust's Trustees at their respective addresses set forth in the Trust's Registration Statement or at such other address as such persons may specify to the Subadviser and to legal counsel to the Trust. This Agreement shall terminate automatically and immediately upon assignment or upon termination of the Advisory Agreement.

         SECTION 7.  ACTIVITIES OF SUBADVISER

         Except to the extent necessary to perform its obligations hereunder, nothing herein shall be deemed to limit or restrict the Subadviser's right, or the right of any of the Subadviser's officers, directors or employees who may also be a Trustee, officer or employee of the Trust, or persons otherwise affiliated with the Trust to engage in any other business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation, trust, firm, individual or association.

         SECTION 8.  REPRESENTATIONS OF SUBADVISER.

         The Subadviser represents, warrants and agrees as follows:

         (a) The Subadviser: (1) is (A) registered as an investment adviser under the Advisers Act and will continue to be so registered for so long as this Agreement remains in effect or (B) exempt from registration as an investment adviser under the Advisers Act; (2) is not prohibited by the Act or the Advisers Act or otherwise from performing the services contemplated by this Agreement;
(3) has met, and will seek to continue to meet for so long as this Agreement remains in effect, any other applicable federal or state requirements, or the applicable requirements of any regulatory or industry self-regulatory agency, necessary to be met in order to perform the services contemplated by this Agreement; (4) has the authority to enter into and perform the services contemplated by this Agreement; and (5) will promptly notify Payson of the occurrence of any event that would disqualify the Subadviser from serving or adversely affect the ability of the Subadviser to serve as an investment adviser of an investment company under Section 9(a) of the Act or otherwise.

         (b) The Subadviser will adopt within forty-five (45) days a written code of ethics complying with the requirements of Rule 17j-1 under the Act and will provide Payson and the Board with a copy of such code of ethics, together with evidence of its adoption. Within fifteen days (15) of the end of the last calendar quarter of each year that this Agreement is in effect, the president or a vice-president of the Subadviser shall certify to the Board and Payson that the Subadviser has complied with the requirements of Rule 17j-1 during the previous year and that there has been no violation of the Subadviser's code of ethics or, if such a violation occurred, that appropriate action was taken in response to such violation. Upon the written request of Payson, the Subadviser shall permit Payson, its employees or its agents or the appropriate regulatory authority to examine any reports required to be made by the Subadviser by Rule 17j-1 (c) (1) and all other records relevant to the Subadviser's code of ethics.


         (c) The Subadviser will notify Payson and the Trust of any change of control of the Subadviser, including of twenty-five percent (25%) of its shareholders, as applicable, and any changes in the key personnel who are either the portfolio manager(s) of the Fund or senior management of the Subadviser, in each case prior to or promptly after such change.

         SECTION 9.  NOTICES

         Any notice or other communication required to be given under this Agreement shall be in writing or by telex and shall be effective upon receipt. Notices and communications shall be given, if to Payson, at:

                  H.M. Payson & Co.
                  One Portland Square
                  P.O. Box 31
                  Portland, ME  04112
                  Attention:  John C. Downing

and if to Subadviser, at:

                  Peoples Heritage Bank
                  One Portland Square
                  Portland, ME  04101
                  Attention:

and if to the Trust, at:

                  Forum Funds
                  Two Portland Square
                  Portland, ME 04101
                  Attn: Secretary

         SECTION 10.  MISCELLANEOUS

         (a) No provisions of this Agreement with respect to the Fund may be amended or modified in any manner except by a written agreement properly authorized and executed by both parties hereto and, if required by the Act, by a vote of a majority of the outstanding voting securities of the Fund.

         (b) Section headings in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.

         (c) This Agreement shall be governed by and shall be construed in accordance with the laws of the State of Delaware.

         (d)  The  terms  "vote  of  a  majority  of  the   outstanding   voting
securities," "interested person," "affiliated person" and "assignment" shall have the meanings ascribed thereto in the Act.

         (e) For purposes of this Agreement, any notices, documents, books, records, reports, evaluations, analyses, opinions or other information of any kind that is disclosed or furnished by the Subadviser to the Board or the Trust shall be disclosed or furnished to Payson as well.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

                                                     H.M. PAYSON & CO.


                                                     by: /s/ John C. Downing
                                                       ------------------------
                                                     John C. Downing
                                                       Managing Director


                                                     PEOPLES HERITAGE BANK


                                                     by:/s/ Dorothy M. Wentworth
                                                       -------------------------
                                                          Vice President



Approved by the Trust.

                              SUBADVISORY AGREEMENT
                                     BETWEEN
                              H.M. PAYSON & CO. AND
                              PEOPLES HERITAGE BANK


                                   SCHEDULE A

                             AS OF DECEMBER 5, 1997


                                                       Fee as a % of the
                                                Annual Average Daily Net Assets
                        FUNDS                             of the Fund
                        -----                             -----------

                Investors Equity Fund                        0.25%